UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2007

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On April 30, 2007, The Shaw Group Inc., a Louisiana corporation (the "Company" or "Shaw"), notified The Bank of New York Trust Company NA (formerly The Bank of New York), as Trustee under the Indenture dated March 17, 2003 (the "Indenture") among Shaw, certain subsidiaries of Shaw, as guarantors and the Trustee, that Shaw had elected to exercise its option to redeem all remaining outstanding 10 3/4% Senior Notes due 2010 (the "Notes") previously issued pursuant to the Indenture. As of that date, the aggregate principal amount of the remaining outstanding Notes was $15,173,000. Pursuant to the notice and the terms of the Indenture, the Notes will be redeemed by Shaw on May 31, 2007 at a redemption price equal to 105.375% of the outstanding principal amount of the outstanding Notes ($1,053.75 per $1,000 in principal amount of the Notes) plus accrued interest of $22.67 per $1000 in principal amount of the Notes. The Company will fund the redemption of the Notes with existing cash on hand.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed as an Exhibit to this Current Report on Form 8-K.

99.1 Notice of Full Redemption dated April 30, 2007, to holders of the Company’s 10 3/4% Senior Notes due 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

May 2, 2007	By:	Gary P. Graphia

Name: Gary P. Graphia
Title: Executive Vice President, Secretary and Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

99.1	Notice of Full Redemption dated April 30, 2007, to holders of the Company’s 10 3/4% Senior Notes due 2010.